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                                EXHIBIT 23(j)(2)

                          INDEPENDENT AUDITORS' CONSENT
                              TAIT, WELLER & BAKER

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                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement of CNI Charter Funds on Form N-1A of our reports dated November 20, 2001 and July 16, 2001 on the financial statements and financial highlights of RCB Small Cap Fund (formerly a series fund of Professionally Managed Portfolios). Such reports are included in the Annual Report to Shareholders for the period ended September 30, 2001 and the Annual Report to Shareholders for the year ended June 30, 2001, which are incorporated by reference in the Statement of Additional Information in the Registration Statement. We also consent to the references to our firm in the Registration Statement.



                                              TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
January 17, 2002